Exhibit 99.1

Alamo Continues Growth With 38% Increase in Production Revenue

LONDON – August 24, 2011 – Alamo Energy Corp. (OTCBB:ALME) is pleased to report that following its commencement of the KYTX development program, Alamo has increased production revenue by 38% from its KYTX acreage.

Alamo’s development program involves the completion of 25 previously drilled but not completed wells followed by a drilling program of up to 256 new wells on current KYTX acreage. New production will be accommodated by the existing extensive pipeline infrastructure capable of handling increased production up to 9,000,000 cubic feet per day.

The initial 5 wells of the completion program yielded total flow test results of 349,000 cubic feet per day. On the basis on these results, we believe the total production once all 25 wells are completed could exceed 2,000,000 cubic feet of natural gas per day, which, if achieved, would be a 190% increase from current production revenue.

Through the use of Alamo’s subsidiary KYTX Drilling, preparations to commence the completion of the remaining 20 wells are underway with the operations scheduled to commence on the 29th August. Once completed, the wells will be flow-tested through digital wellhead meters before being put on production.

Allan Millmaker, Chief Executive Officer, commented: “We have exceeded our own predicted revenue growth forecasts of 35% with an increase of 38%. We are continuing with our completion program and target to complete the remaining wells quickly using our proceeds from our recent financing along with our existing funding facility”.

About KYTX Group of Companies.
The KYTX group of companies are wholly owned subsidiaries of Alamo Energy Corp and are located in Knox County, Kentucky in the Appalachian basin. The companies are KYTX Oil & Gas, KYTX Pipeline, and KYTX Drilling Company. Together, they contain 71 wells located on 6,540 acres, a 23-mile strategic pipeline network capable of handling up to 9,000,000 cubic feet of gas per day connected into the Delta system and one drilling rig, one service rig and associated well-servicing equipment.

About Alamo Energy Corp.

Headquartered in London, England and with operational offices in Knox County, Kentucky and Houston, Texas, Alamo Energy Corp. (OTCBB:ALME - News) is an independent company focused on the exploration, development and production of onshore oil and gas reserves in the United Kingdom and United States. The company's UK exploration program is focused on four blocks spread over 400 square kilometers in an onshore oil and gas province in South East England. Alamo's U.S. operations are focused on the development of assets in Texas, Kentucky, Tennessee and West Virginia. For more information visit www.alamoenergycorp.com

Forward-looking Statements:

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy. Words such as “expects,” “will,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with operations outside the United States; risks associated with oil and gas operations; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only reserves that comply with the definitions presented at Rule 4-10(a) of Regulation S-X. We use certain terms in this press release that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. Examples of such disclosures would be statements regarding “probable,” “possible,” or “recoverable” reserves among others. U.S. Investors are urged to consider closely the disclosure in our Form S-1, File No. 333-176381, available from us at 10497 Town & Country Way, Suite 820, Houston, Texas, 77024, United States of America.

Contact:
Alamo Energy Corp.
Philip Mann
+1 832-436-1832
ir@alamoenergycorp.com